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                                                                    EXHIBIT 99.1

CONTACT: JOSEPH MACNOW

         (201) 587-8541

                                                        [ALEXANDER'S, INC. LOGO]

                                                              210 Route 4 East
                                                              Paramus, NJ 07652

FOR IMMEDIATE RELEASE - JULY 6, 2005

                       ALEXANDER'S COMPLETES $320 MILLION
                     PERMANENT FINANCING OF A PORTION OF THE
                          731 LEXINGTON AVENUE PROPERTY

      PARAMUS, NEW JERSEY...ALEXANDER'S, INC. (New York Stock Exchange: ALX) announced today that it has completed a $320 million mortgage financing on the retail space at the Company's 731 Lexington Avenue property. The loan is interest only at a fixed rate of 4.93% and matures in July 2015. Of the net proceeds of approximately $312 million (net of mortgage recording tax and closing costs), $90 million was used to pay off the construction loan on the property and $124 million was used to pay off the loan with Vornado Realty Trust.

      Alexander's, Inc. is a real estate investment trust, which has six properties in the greater New York City metropolitan area.

      Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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